                                                                    EXHIBIT 23.1



            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT ACCOUNTANTS



The Board of Directors
CKS Group, Inc.


We consent to the incorporation by reference herein of our report dated December 16, 1996, on our audit of the consolidated financial statements and schedule of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996 and for each of the years in the three-year period ended November 30, 1996, which report appears in the November 30, 1996 annual report on Form 10-K of CKS Group, Inc. We also consent to the incorporation by reference herein of our report dated June 6, 1996, on our audit of the financial statements of Schell/Mullaney, Inc. as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of CKS Group, Inc. dated August 1, 1996. We also consent to the incorporation by reference herein of our report dated February 28, 1997, on our audit of the supplemental consolidated financial statements of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996 and for each of the years in the three-year period ended November 30, 1996, which report appears in the Form 8-K/A of CKS Group, Inc. dated January 31, 1997. We also consent to the references to our firm under the heading "Experts" in the Prospectus.



                                           /s/ KPMG PEAT MARWICK LLP




San Jose, California
April 17, 1997




                                      II-7